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                                                                EXHIBIT 99.2

PROXY




                             HOGAN SYSTEMS, INC.
             SPECIAL MEETING OF SHAREHOLDERS - FEBRUARY 29, 1996

        This proxy is solicited by the Board of Directors and will be voted "For" the proposals unless otherwise directed.

        The undersigned, revoking all prior proxies, hereby appoint(s) Michael
H. Anderson and WIlliam O. Hunt, and each of them, with full power of substitution, as proxies to represent and vote as designated hereon, all shares of Common Stock of Hogan Systems, Inc. which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of Hogan to be held at the Spectrum Conference Center located at Hogan's headquarters at the Spectrum Center, 5080 Spectrum Drive, Dallas, Texas 75240, on Thursday, February 29, 1996, at 10:00 a.m., local time, and at any adjournments thereof.

        IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.






                                                                /See Reverse
                                                                     Side/
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/X/  Please mark your
     votes as in this
     example.                      SHARES IN YOUR NAME





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

1.  Approve and adopt the Agreement and Plan of Merger dated as of December 10,
    1995 by and among Hogan Systems, Inc., The Continuum Company, Inc. and                 FOR   AGAINST  ABSTAIN
    Continuum Acquisition Corporation.                                                     / /     / /      / /
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Please sign exactly as your name appears.  If signing as attorney, executor, trustee or in any other capacity, sign name and title.